SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.   )

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☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

TANOX, INC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Tanox Letterhead]

April 27, 2006

Dear Stockholder:

On behalf of your board of directors and management, I am pleased to invite you to attend the annual meeting of stockholders of Tanox, Inc. It will be held at our corporate offices located at 10555 Stella Link Road, Houston, Texas 77025, on Friday, June 2, 2006, at 10:00 a.m.

The Notice of Annual Meeting, a Proxy Statement, which describes the business to be conducted at the meeting, and our 2005 Annual Report to Stockholders follow this letter. After reading the materials, please promptly fill in, date, sign and return the enclosed proxy card in the accompanying envelope. It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the proxy card. Voting by proxy will not prevent you from attending the meeting and voting in person.

In addition to the formal items of business to be brought before the meeting, there will be a report on Tanox’s operations during 2005, followed by a question and answer period. Your interest in Tanox is appreciated, and we look forward to seeing you on June 2nd.

Sincerely,

/s/ Danong Chen
Danong Chen
President and Chief Executive Officer

TANOX, INC.

10555 Stella Link Road

Houston, Texas 77025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 a.m. on Friday, June 2, 2006

PLACE:	10555 Stella Link Road Houston, Texas 77025

ITEMS OF BUSINESS:	1. Elect four Class III directors to serve for three-year terms

2. Approve amendments to the Tanox Inc. 2000 Non-Employee Directors’ Stock Option Plan

3. Ratify the appointment of Ernst & Young LLP as independent auditors for 2006

4. Consider such other business as may properly come before the meeting

RECORD DATE:	You are entitled to vote if you were a stockholder at the close of business on April 12, 2006.

PROXY VOTING:	It is important that your shares be voted at the meeting. You are cordially invited to attend the meeting and vote in person. If you are unable to attend the meeting, please vote by signing, dating and returning the accompanying proxy card as soon as possible.

Katie-Pat Bowman Vice President, General Counsel and Corporate Secretary

Houston, Texas

April 27, 2006

This notice of meeting and proxy statement and accompanying proxy card are being distributed on or about May 4, 2006.

TANOX INC.

10555 Stella Link Road

Houston, Texas 77025

PROXY STATEMENT

INTRODUCTION

The Board of Directors of Tanox Inc. is soliciting proxies to be used at the 2006 annual meeting of stockholders. For a period of ten days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available at our executive offices for inspection by stockholders during ordinary business hours for proper purposes.

VOTING PROCEDURES

Who May Vote

Holders of record of Tanox common stock at the close of business on April 12, 2006 will be entitled to vote their shares at the annual meeting. Your shares can be voted at the annual meeting only if you are present in person or represented by a valid proxy.

How To Vote

If you are a stockholder of record, you may vote by either:

1. Attending the meeting; or

2. Signing, dating and returning your proxy card in the envelope provided.

If you hold your shares through someone else, such as a bank or broker, you will be able to vote by following the voting instruction form you receive from your bank or broker.

If you return your signed proxy, your shares will be voted as you direct. Properly dated and signed proxies will be voted in favor of each proposal unless you direct otherwise. If any other items of business properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

Proxies Can Be Revoked

You can revoke your proxy at any time before it is voted at the annual meeting in any of the following ways:

1. By sending a written notice of revocation to the Corporate Secretary of Tanox at its principal office at 10555 Stella Link Road, Houston, Texas 77025;

2. By sending another proxy that is properly signed and bearing a date that is later than the proxy being revoked; or

3. By voting in person at the annual meeting.

Meeting Attendance

Only stockholders, their proxy holders and Tanox’s guests may attend the annual meeting. If you plan to attend, you must be a stockholder of record as of April 12, 2006, or you must bring with you a brokerage statement or other evidence that you are a beneficial owner of common stock on April 12, 2006.

Shares Outstanding and Quorum

As of the record date, Tanox had 44,970,321 shares of common stock outstanding. Each share of common stock is entitled to one vote. A majority of the outstanding shares of common stock, represented in person or by proxy, will constitute a quorum at the meeting.

Required Votes

The inspector of election will tabulate all votes at the annual meeting. You may vote “For” all director nominees or withhold your vote from all or any of the nominees. You may vote “For” or “Against” or “Abstain” from voting on each of the proposals to amend the 2000 Non-Employee Directors’ Stock Option Plan and to ratify the appointment of Ernst & Young LLP as independent auditors for 2006. Abstentions and broker non-votes are counted as present for purposes of determining a quorum. A “broker non-vote” occurs when a broker holding shares on your behalf does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received timely instructions from you. The broker is permitted to vote your shares on the election of directors and the appointment of Ernst & Young LLP as independent auditors even if you do not provide timely voting instructions. However, the broker may not vote your shares on the proposal to amend the 2000 Non-Employee Directors’ Stock Option Plan without your instructions.

The proposal to approve the amendments to the 2000 Non-Employee Directors’ Stock Option Plan will require approval by a majority of the total votes cast on the proposal, in person or by proxy. Neither abstentions from voting nor broker non-votes are treated as “votes cast” and, accordingly, neither will have an effect on the voting outcome. The proposal to ratify the appointment of Ernst & Young LLP will require approval by the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting. Abstentions will be included in the voting tally and will have the same effect as a vote against that proposal. Although broker non-votes are considered present for quorum purposes, they are not considered “entitled to vote” with respect to the particular matter. Accordingly, broker non-votes will not affect the outcome of the voting. The directors will be elected by a plurality of the votes of shares of common stock present in person or represented by proxy at the annual meeting.

Expenses of Solicitation

Solicitation of proxies for use at the annual meeting may be made by mail, telephone or in person, by directors, officers and regular employees of Tanox. These persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by such entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. The costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies from Tanox stockholders will be borne by Tanox.

PROPOSAL 1

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

Our bylaws provide that the Board of Directors will consist of not less than one or more than nine directors. The number of authorized directors is currently set at eight. The Board of Directors is classified into three classes, designated Class I, Class II and Class III, with terms expiring in 2007, 2008 and 2006, respectively. The terms of office of the members of one class of directors expire each year in rotation so that the members of one class are elected at each annual meeting to serve full three-year terms, or until their successors are elected and qualified. Each class consists, as nearly as may be possible, of one third of the total number of directors constituting the entire Board of Directors.

Unless you withhold authority to vote for the director in the proxy, your shares will be voted for the nominees listed below. The nominees have indicated a willingness to serve as director, but if they should later decline or be unable to act as director, the persons named in the proxy will vote for the election of other persons the Board of Directors recommends.

The Board of Directors recommends that you vote for election of the nominees listed below. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

The term of office for the Class III directors expires at this annual meeting. The Board of Directors has selected the nominees listed below, three of whom are incumbent directors, for election as Class III directors. If elected, they will serve until the annual meeting of stockholders in 2009 or until they resign or are succeeded by other qualified directors who have been elected. The terms of office of all other directors expire at the annual meeting in 2007 or 2008, as the case may be. Following is biographical information regarding the nominees for director and each other current director.

Nominees for Class III Director for Three-Year Terms to Expire in 2009

Nancy T. Chang, Ph.D. Age 56 Director since 1986	Dr. Nancy Chang is one of our co-founders. Until February 2006, she served as our President since our organization in March 1986 and as our Chief Executive Officer since June 1990. She also served as our Chairman of the Board from March 1986 until November 2003 and was re-appointed Chairman of the Board effective February 2006. From 1986 to 1992, Dr. Chang was an Associate Professor at Baylor College of Medicine in the Division of Molecular Virology. Between 1981 and 1986, Dr. Chang was employed by Centocor, Inc., serving as the Director of Research, Molecular Biology Group, from 1984 to 1986. From 1980 to 1981, she was employed by the Roche Institute of Molecular Biology. Dr. Chang received her Ph.D. in biological chemistry from Harvard University.

Danong Chen, Ph.D. Age 45 Director since February 2006	Dr. Chen was elected President and Chief Executive Officer of Tanox effective February 2006. She served as Tanox’s Vice President of Corporate Development and Project Management from February 2005 until February 2006, Director of Strategic Planning from February 2004 until February 2005, and as Associate Director of Strategy beginning in March 2002. From 1999 until March 2002, she was a manager in the health-care practice of Arthur D. Little, Inc., a strategic consulting company, where she managed and participated in projects ranging from benchmarking pharmaceutical research and development, evaluating contract manufacturing organizations to multinational product launch strategy. Dr. Chen received her Ph.D. in Neuroscience from Baylor College of Medicine and her M.B.A from the Arthur D. Little School of Management.

Julia R. Brown Age 58 Director since June 2005	Ms. Brown has been a strategic consultant to the life sciences industry since 2003. She served as Executive Vice President of Amylin Pharmaceuticals, Inc. from June 2000 until 2003, and continues to serve as an advisor to the CEO of that company. From 1995 through 1999, she served as Executive Vice President of Dura Pharmaceuticals, Inc. and, before that, spent over 25 years with Eli Lilly and Company, a pharmaceutical company, in progressively more senior roles. Ms. Brown is a graduate of Louisiana Tech University where she studied microbiology and biochemistry.

Gary E. Frashier Age 69	Mr. Frashier, through his company Management Associates, has been a strategic consultant to entrepreneurial companies in the life sciences field for the last five years. From 1990 until September 1998, he served as Chief Executive Officer of OSI Pharmaceuticals, Inc. and, from January 1997 until September 2000, as its Chairman of the Board. From 1987 until 1990, he served as President and CEO of Genex Corporation, a protein engineering company, and from 1984 until 1987, as Chairman and CEO of Continental Water Systems, Inc., a manufacturer and marketer of equipment to produce ultra-high purity water used by the pharmaceutical, medical, electronics and research industries. Mr. Frashier serves on the Board of Directors of Inex Pharmaceuticals Corporation, a Canadian-based biopharmaceutical company. Mr. Frashier has a B.S in Chemical Engineering and received his M.B.A. from the Massachusetts Institute of Technology.

Information on Directors Continuing in Office

Class I Directors with Terms Expiring in 2007:

Osama I. Mikhail, Ph.D. Age 58 Director since 1994	Dr. Mikhail has served as Senior Vice President and Chief Strategic Officer of St. Luke’s Episcopal Health System since September 1998, and also served in that capacity from 1992 through 1994. He is a Professor of Management and Policy Sciences at the University of Texas, School of Public Health, in the Texas Medical Center, Houston, Texas, a position he has held since 1989. Dr. Mikhail served as non-executive Chairman of the Board of Directors of Tanox from November 2003 until February 2006, and as Lead Director from February 2006 until April 2006 when he became Vice Chairman. Dr. Mikhail received an M.B.A from the University of Pennsylvania’s Wharton School and an M.S. and Ph.D. from the Graduate School of Industrial Administration, Carnegie-Mellon University.

Peter G. Traber, M.D. Age 51 Director since 2004	Dr. Traber has served as President and Chief Executive Officer and a Professor of Medicine at Baylor College of Medicine since March 2003. From March 2001 to February 2003, he served as Senior Vice President for Clinical Development & Medical Affairs and Chief Medical Officer at GlaxoSmithKline (GSK), where he was responsible for worldwide clinical development programs for GSK’s Phase II-IV portfolio. He was Senior Vice President, Clinical Pharmacology and Experimental Medicine at SmithKline Beechum from September 2000 until the merger with Glaxo Wellcome in March 2001. From February 2000 until September 2000, Dr. Traber was Chief Executive Officer of the University of Pennsylvania Health System in Philadelphia. During that time he also served as Interim Dean for the University of Pennsylvania School of Medicine after serving as Chair of the Department of Internal Medicine at the school from July 1997 to February 2000. Dr. Traber serves on the board of directors of numerous foundations. He received his M.D. at Wayne State Medical School in Detroit in 1981, and served a residency in internal medicine at Northwestern University Medical School in Chicago, where he also did a fellowship in gastroenterology.

Class II Directors with Terms Expiring in 2008:

Heinz Wolf Bull, Dipl. Kfm. Age 67 Director since 2000	Dipl.Kfm. Bull served as the Chief Executive Officer of the pharmaceutical division (ALTANA Pharma AG, formerly Byk Gulden Lomberg GmbH (“ALTANA Pharma”)) of ALTANA AG, a strategic management holding company based in Germany, and member of the Executive Board of ALTANA AG, from January 1988 until December 31, 1999. Since January 1, 2000, he has been a non-executive director of ALTANA Pharma and CEO of ALTANA Innovationfonds GmbH, a corporate venture capital fund investing in start-up companies and consulting such companies primarily in technology projects. He served in various other capacities at Byk between 1972 and 1988, including Vice President of International Operations, and General Manager of both the Austrian and Italian operating companies. Dipl.Kfm. Bull is a member of the Executive Board of Recordati Industria Chimica SpA, an international pharmaceutical company based in Italy, and serves on its Audit and Compensation Committees. He is also a member of the Supervisory Board of Sunways AG, a manufacturing company of photovoltaic cells based in Germany, and he serves as Chairman of its Audit Committee. Dipl.Kfm. Bull received his Economics degree from the University of Mannheim, Germany. He has been an associate professor for international marketing at Dornbirn (Austria) University of Applied Sciences since 2000.

Tse Wen Chang, Ph.D. Age 58 Director since 1986	Dr. Tse Wen Chang is one of our co-founders and served as our Vice President of Research and Development and Chief Scientific Officer from March 1986 until January 1997 when he resigned that position to assume the position of Dean of the College of Life Sciences at National Tsing Hua University in Hsinchu, Taiwan. Dr. Chang served as a professor of that university until January 2006, when he was appointed as a Distinguished Research Fellow, Genomic Research Center, Academia Sinica. From May 2000 until March 2003, Dr. Chang was President of the Development Center for Biotechnology, a non-profit research organization that promotes biotechnology in Taiwan. Dr. Chang was a professor at Baylor College of Medicine in the Division of Molecular Virology from 1986 to 1991. Dr. Chang obtained his Ph.D. from Harvard University in cell and developmental biology.

Board Committees

The Board of Directors has designated an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.

Audit Committee

Members:

Heinz W. Bull, Chairman *

William J. Jenkins (through June 1, 2006)

Osama I. Mikhail

*  The Board has determined that Dipl.Kfm. Bull is qualified as an audit committee financial expert and is independent within the meaning of SEC regulations and applicable Nasdaq listing standards.

Number of meetings in 2005: four

Principal Functions:	The Board has adopted a written charter for the Audit Committee. Under the charter, this Committee is responsible for:

•     overseeing Tanox’s internal control structure, financial reporting, and legal and ethical compliance program, and reviewing with Tanox’s counsel any legal matter that could have a significant impact on the financial statements;

• selecting the independent auditing firm and approving the fees and other compensation to be paid to the firm;

• reviewing with financial management and the independent auditors interim financial statements prior to filing the Form 10-Q or prior to the release of earnings;

• receiving and acting on reports and comments from Tanox’s independent auditors regarding internal controls and other matters;

• considering and approving material changes to auditing and accounting principles as suggested by independent auditors or management;

•      reviewing and recommending inclusion of the annual financial statements in the annual report on Form 10-K, and reviewing other reports or financial information submitted to government agencies, stockholders or the general public; and

• maintaining direct lines of communication with the board of directors and Tanox’s management and independent auditors.

Compensation Committee

Members:	Julia R. Brown, Chairman (effective March 31, 2006) Tse Wen Chang Peter G. Traber Osama I. Mikhail (Chairman prior to March 31, 2006)

Number of Meetings in 2005: three

Principal Functions:	The Compensation Committee is responsible for making decisions with respect to the compensation of all officers and other key employees including:

• annual base salary;

• annual incentive opportunity level;

• long-term incentive opportunity level (including stock option grants);

• employment agreements, severance arrangements and change in control provisions; and

• any other special or supplemental benefits.

Governance and Nominating Committee

Members:	William J. Jenkins, Chairman (through June 1, 2006) Osama I. Mikhail Tse Wen Chang

Number of meetings in 2005: one

Principal Functions:	The charter for the Governance and Nominating Committee can be found on our website at www.tanox.com. Under the charter, this Committee is responsible for:

• establishing director qualification standards;

• identifying and nominating qualified candidates for the Board and reviewing director candidates recommended by stockholders;

• reviewing and making recommendations with respect to the size of the Board, the responsibilities of Board Committees and Committee membership;

•      developing and recommending appropriate modifications to the Tanox Corporate Governance Guidelines, Certificate of Incorporation and Bylaws, and making recommendations as appropriate with respect to developments in corporate governance;

• considering questions of possible conflicts of interest of Board members and executive officers; and

• overseeing an annual evaluation of the Board, its Committees and each director.

Board and Board Committee Meetings

Under our Corporate Governance Guidelines, which can be found on our website at www.tanox.com, all directors are expected to diligently prepare for Board and committee meetings, attend meetings of the Board and of all the committees on which they serve, and actively participate in such meetings, drawing upon their knowledge, background and expertise, as appropriate, in addressing agenda items. While we do not have a formal policy regarding director attendance at annual meetings, we generally schedule the annual meeting of stockholders on the same day as a regular board meeting. All of our directors attended the 2005 Annual Stockholders Meeting.

The Board of Directors generally holds four regular meetings per year and schedules special meetings when required. During 2005, the Board held four meetings. All directors attended at least 75% of the meetings of the Board of Directors and the Board committees of which they are members with the exception of Peter Traber. Our non-management directors regularly meet in executive session without any members of management present.

Board Independence

Under our Corporate Governance Guidelines, no non-employee director may receive consulting or other compensation from Tanox, except compensation paid in his or her capacity as a director. The Board has determined that all non-employee directors are “independent” as that term is defined by listing requirements of the Nasdaq Stock Market. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent.

Director Nomination Process

Under our Corporate Governance Guidelines, candidates for director are selected for their character, judgment, diversity of experience, acumen, willingness to devote adequate time and effort to board responsibilities and their ability to act on behalf of stockholders. Scientific and industry expertise and familiarity with national and international issues affecting the Company’s industry and business, as well as business in general, are among the relevant criteria. Under the Guidelines, when considering director nominations, the Governance and Nominating Committee of the Board is to consider the issue of continuing director tenure and take steps as may be appropriate to ensure that the Board maintains an openness to new ideas and a willingness to critically re-examine the status quo. Director candidates may be identified by members of the Board of Directors or by consultants retained by the Governance and Nominating Committee.

The Governance and Nominating Committee will consider stockholder candidates that satisfy the foregoing qualification standards if received in a timely fashion, provided that the final selection of director nominees is within the sole discretion of the Board of Directors. Stockholders wishing to recommend director candidates for consideration may provide the names and biographical details of candidates, outlining their business and professional experience directly to the Governance and Nominating Committee or to the Committee c/o the Corporate Secretary, Tanox, Inc., 10555 Stella Link Road, Houston, Texas 77025. All such information regarding stockholder candidates for director must be received not later than January 4, 2007, in order for such persons to be considered for election at the 2007 Annual Meeting of Stockholders.

The re-nominations of Nancy T. Chang, Danong Chen and Julia R. Brown were considered by and recommended by the Governance and Nominating Committee to the full Board of Directors, which approved the nominations. Gary Frashier was proposed to the Board of Directors as a director nominee by Nancy T. Chang, Chairman of the Board and employee of the Company, and Tse Wen Chang, non-employee director.

Collectively, Dr. N. Chang and Dr. T. Chang beneficially own approximately 30.5% of the outstanding common stock. The Board of Directors approved Mr. Frashier’s nomination.

Compensation Committee Interlocks and Insider Participation

During 2005, there were no Compensation Committee interlocks or insider participation.

Board Compensation

Directors who are employees of Tanox receive no additional compensation for serving on the Board of Directors. During 2005, non-employee directors received an annual retainer of $15,000 and:

•	the non-executive Chairman of the Board received an additional retainer of $10,000;

•	$5,000 for service on a Board committee, or $7,500 if chairman of the committee;

•	for each Board meeting in excess of the four regular meetings per year, $1,500 for Board meetings attended in person ($2,500 for directors having to travel internationally) and $1,500 for telephonic Board meetings attended ($1,000 if the meeting requires no advance preparation); and

•	$1,000 for attending, in person ($2,500 if the director has to travel more than four hours to attend), any meeting of a committee of the Board of which the director is a member, where the meeting is not scheduled in conjunction with a meeting of the full Board of Directors.

Effective January 1, 2006, non-employee directors receive an annual retainer of $15,000 and:

•	the Vice Chairman (who also presides over meetings of the independent directors) receives an additional retainer of $15,000;

•	$1,500 for each Board meeting attended;

•	$5,000 annual retainer for service on a Board committee ($7,500 for service on the Audit Committee) or $7,500 for service as chairman of the committee ($10,000 for service as Audit Committee chairman); and

•	$1,000 for each Board committee meeting attended.

Directors are reimbursed for out-of-pocket expenses incurred in the course of their service on the Board or its committees.

Directors also receive stock options under the 2000 Non-Employee Directors’ Stock Option Plan. As amended, the plan provides that non-employee directors receive, upon initial election or appointment, an option to acquire 20,000 shares of common stock and all non-employee directors continuing in office following each annual meeting of stockholders would receive an option to acquire 10,000 shares. New directors who received their initial option grant within six months prior to the first annual meeting after their appointment would not be eligible for an option following that meeting. All options granted under the 2000 Non-Employee Director Stock Option Plan have exercise prices equal to the fair market value of the common stock on the date of grant and have terms of 10 years (subject to early termination). The initial grant options vest monthly over 36 months and, subject to stockholder approval of Proposal 2, the annual grant options are fully exercisable on the date of grant.

Code of Ethics

Tanox has adopted a “code of ethics,” as defined in Item 406(b) of Regulation S-K, known as its Code of Business Conduct. It applies to all employees, including its principal executive officer and principal financial and accounting officer. Tanox has also adopted a Code of Business Conduct and Ethics for Directors. Both the Code of Business Conduct and the Code of Business Conduct and Ethics for Directors have been posted on our website at www.tanox.com. Any amendment to, or waiver of, a provision of the Code of Business Conduct that applies to Tanox’s principal executive officer or principal financial and accounting officer and relates to any element of the definition of code of ethics set forth in Item 406(b) of Regulation S-K will also be posted on our website.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO TANOX’S

2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

(Item 2 on Proxy Card)

On January 27, 2006 and April 28, 2006, the Board of Directors adopted, subject to stockholder approval, Amendment No. 3 and Amendment No. 4, respectively, to the 2000 Non-Employee Directors’ Stock Option Plan, under which our non-employee directors are eligible to receive options to purchase common stock. A copy of the amendments is attached as Appendix A to this proxy statement.

Under the Plan, non-employee directors are granted an initial option to acquire 20,000 shares of Common Stock on the director’s first appointment or election to the Board, and, for each non-employee director continuing in office following an annual meeting of stockholders, an option to acquire 10,000 shares. Prior to Amendment No. 3, both the initial option grant on the director’s appointment or first election and the annual grants vested monthly over 36 months. Because this vesting schedule did not allow a director completing his or her three-year term as director to ever exercise in full his options, Amendment No. 3 was adopted to provide that the grant of options following each annual meeting of stockholders shall be fully exercisable on the date of grant. We believe this immediate vesting is consistent with director compensation guidelines, which provide that equity-based compensation to non-employee directors should be fully vested on the grant date so as to align the interests of directors with shareowners and maintain independence and objectivity for the director. The exercise price of all options is the fair market value of the common stock on the date of grant.

Amendment No. 4 to the Plan provides that directors who act as consultants to Tanox and receive compensation as such will not be considered “non-employee directors” for purposes of the Plan.

The 2000 Non-Employee Directors’ Stock Option Plan is administered by the Board of Directors and provides for the issuance of up to 500,000 shares, of which options to purchase 198,200 shares were outstanding, and 301,800 shares were available for future grant. The plan has a term of ten years and terminates in 2010.

Under the amended plan, the following options for Tanox Common Stock have been granted or will be granted following Tanox’s 2006 Annual Stockholders Meeting:

Name and Position	No. of Shares Underlying Option
Nancy T. Chang—President and CEO	—
Katie-Pat Bowman—Vice President, General Counsel and Secretary	—
Edward Hu—Vice President, Operations	—
Danong Chen—Vice President, Corporate Development and Project Management	—
Gregory P. Guidroz—Vice President, Finance	—
Executive Group	—
Non-Executive Director Group	70,000
Non-Executive Officer Employee Group	—

At April 27, 2006, the common stock had a market price of $16.00 per share.

The grant of options under the Plan will not result in any federal income tax consequences to the grantee or to the Company. Upon exercise of a stock option, the grantee will recognize ordinary income, subject to income tax, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The Company will be entitled to an income tax deduction in an amount equal to the income recognized by the grantee.

The grantee’s basis for the determination of gain or loss upon a disposition of shares of Common Stock received by exercise of a stock option will be the exercise price plus any income recognized by the grantee upon exercise. Any gain or loss recognized by the grantee upon the disposition of such shares will be long-term capital gain or loss if the shares are held at least one year following exercise. The Company will not receive a tax deduction for any gain recognized by a grantee upon the subsequent disposition of such shares.

The Board of Directors recommends that you vote for approval of these Amendments to the 2000 Non-Employee Directors’ Stock Option Plan. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

REPORT OF THE AUDIT COMMITTEE

In the performance of our oversight responsibilities, we have reviewed and discussed Tanox’s audited financial statements for the year ended December 31, 2005, with management and with Ernst & Young LLP, the independent auditors for Tanox. In addition, we discussed with Ernst & Young LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements.

We have received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with Ernst & Young LLP its independence in connection with its audit of Tanox’s most recent financial statements.

Based on these reviews, discussions, and management’s assurances, we recommended to the Board of Directors that these audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Each of the three members of the Audit Committee is independent, as defined in the applicable SEC regulations and Nasdaq listing standards, and the Board of Directors has adopted a written charter for the Audit Committee.

The Audit Committee of the Board of Directors

Heinz W. Bull (Chairman)

Osama I. Mikhail

William J. Jenkins

The reports of the Audit Committee and Compensation Committee shall not constitute soliciting material and shall not be deemed to be filed or incorporated by reference under the Securities Act of 1933 or the Securities Act of 1934 except to the extent the Company specifically incorporates this information by reference.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

(Item 3 on Proxy Card)

Ernst & Young LLP has served as Tanox’s independent auditors since June 2002, and audited Tanox’s consolidated financial statements for the years 2003, 2004 and 2005. The Audit Committee appoints and engages the independent auditors annually, based primarily on a review of the audit scope and estimated audit fees. The Audit Committee has reappointed Ernst & Young LLP as independent auditors to perform an audit of Tanox’s consolidated financial statements for the year 2006. The Board of Directors has directed management to submit the selection of Ernst & Young LLP for ratification by the stockholders at the annual meeting. Stockholder ratification of Tanox’s independent auditors is not required by the bylaws or otherwise. The Board of Directors is seeking ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Ernst & Young LLP as independent auditors, the Audit Committee will reconsider whether to retain that firm.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to address the meeting and respond to appropriate questions.

Audit Fees

The aggregate fees billed by Ernst & Young LLP for the audit of our annual financial statement for 2005 and 2004, including the quarterly review of financials statements included in our Form 10-Qs and Ernst & Young LLP’s audit of management’s assessment of internal controls over financial reporting as required by Section 404 of the Sarbanes Oxley Act of 2002, were $312,000 and $333,000, respectively.

Audit-Related, Tax and All Other Fees

With the exception of $30,000 billed by Ernst & Young LLP in 2005 in connection with the Company’s filing of shelf registration statements, there were no fees billed in 2005 or 2004 for audit-related services, tax services or any other services rendered during these years.

Pre-Approval Policy

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent auditors to ensure that the provision of those services does not impair the auditors’ independence. On an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be provided by the independent auditors. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to its Chairman the Committee’s pre-approval authority. The Chairman of the Audit Committee reports any of his pre-approval decisions at the next Audit Committee meeting.

The Board of Directors recommends that you vote for the ratification of the appointment of Ernst & Young LLP as independent auditors for 2006. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

BENEFICIAL OWNERSHIP TABLE

The following table sets forth the number of shares of common stock beneficially owned on February 28, 2006, by each person or entity known to Tanox to be a beneficial owner of 5% or more of its common stock, by each Tanox director and director nominee, by each executive officer named in the Summary Compensation Table below and by all directors, director nominees and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the table.

Name and Address	Number of Shares		% of Class
Nancy T. Chang	7,372,636	(1)	16.3%
10301 Stella Link Road
Houston, Texas 77025
Novartis AG	6,373,732	(2)	14.2%
S-202.502
CH-4002
Basel Switzerland
Tse Wen Chang	6,332,707	(3)	14.1%
Genomic Research Center
Academia Sinica
Nankang, Taipei 115
Taiwan
FMR Corp.	5,162,840	(4)	11.5%
82 Devonshire Street
Boston, Massachusetts 02109
Samuel D. Isaly	4,913,900	(5)	10.9%
OrbiMed Advisors, LLC
767 Third Avenue, 30th Floor
New York, New York 10017
Osama I. Mikhail	80,800	(6)	*
William J. Jenkins	37,800	(6)	*
Heinz W. Bull	52,800	(6)	*
Peter G. Traber	23,887	(6)	*
Julia R. Brown	5,555	(6)	*
Gary Frashier	—		—
Katie-Pat Bowman	128,190	(6)	*
Ed Hu	87,988	(6)	*
Danong Chen	30,386	(6)	*
Gregory P. Guidroz	31,957	(6)	*
All executive officers and directors, as a group (11 persons)	14,220,584	(6)	31.0%

*	Less than 1%

(1)	Includes (i) 423,504 shares that may be acquired by Dr. N. Chang within 60 days upon the exercise of outstanding stock options, (ii) 3,245,616 shares held by Robinhood II Limited Partnership, and (iii) 207,437 shares held by Dr. N. Chang as trustee under a grantor retained annuity trust. Dr. N. Chang is the President of Apex Enterprises, Inc., the sole general partner of Robinhood II Limited Partnership, and is the beneficial owner of shares held by that partnership. Dr. N. Chang has sole voting power with respect to 3,496,079 shares she holds directly. Of those shares, she has entered into prepaid forward sales agreements to sell (i) 250,000 shares with closings to occur in mid-November 2007, and (ii) 500,000 shares with closings to occur on August 29, 2008.

(2)	Based on a Schedule 13G filed with the SEC on April 13, 2000.

(3)	Includes (i) 37,800 shares that may be acquired by Dr. T. Chang within 60 days upon the exercise of outstanding stock options and (ii) 241,904 shares held in trust by Dr. T. Chang for his children.

(4)	Based on an amended Schedule 13G filed with the SEC on January 10, 2006, Fidelity Management & Research Company, an investment advisor and wholly owned subsidiary of FMR Corp., has sole power to dispose of 5,161,340 shares as a result of acting as investment advisor to various investment companies. Another FMR Corp. subsidiary, Fidelity Management Trust Company, is the beneficial owner of 1,500 shares. Edward C. Johnson, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity Management & Research, each has sole power to dispose of the 5,161,340 shares and, through its control of Fidelity Management Trust Company, has sole power to vote and dispose of 1,500 shares. Members of the Edward C. Johnson 3d family are the predominant owners of Class B common stock of FMR Corp. representing approximately 49% of the voting power of FMR Corp., and through a voting agreement among the Class B holders maybe be deemed to form a controlling group with respect to FMR Corp.

(5)	Based on an amended Schedule 13G filed with the SEC on February 10, 2006, (i) OrbiMed Advisors LLC has shared voting and dispositive power with respect to 3,628,900 shares it holds for various funds, and (ii) OrbiMed Capital LLC has shared voting and dispositive power with respect to 1,285,000 shares it holds for various funds. Samuel D. Isaly is the President or Managing Member of OrbiMed Advisors LLC and the Managing Member of OrbiMed Capital LLC, and, accordingly, has shared voting and dispositive power over the 4,913,900 shares beneficially owned by those entities.

(6)	Includes 41,800 shares, 37,800 shares, 52,800 shares, 23,887 shares, 5,555 shares, 128,040 shares, 87,748 shares, 29,886 shares, 31,957 shares and 936,555 shares that may be acquired by Dr. Mikhail, Dr. Jenkins, Dr. Bull, Dr. Traber, Ms. Bowman, Mr. Hu, Dr. Chen and Mr. Guidroz and all executive officers and directors as a group, respectively, within 60 days upon the exercise of outstanding stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Tanox’s directors and executive officers, and persons who own more than 10% of a registered class of Tanox’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Tanox common stock. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Tanox with copies of all Section 16(a) forms they file.

To Tanox’s knowledge, based solely on a review of the copies of such reports furnished to it and written representations that such reports accurately reflect all reportable transactions and holdings, during the year ended December 31, 2005, all Section 16(a) reports applicable to its executive officers and directors were filed on a timely basis.

EXECUTIVE COMPENSATION

The following table shows the total compensation paid by Tanox for the years ended December 31, 2005, 2004 and 2003, to Dr. Nancy T. Chang, our Chief Executive Officer, and the executive officers at December 31, 2005 that were the most highly compensated executive officers during 2005 (“named executive officers”).

Summary Compensation Table

Name and Principal Position (1)	Year	Annual Compensation				Long-Term Compensation	All Other Compensation(3)
		Salary	Bonus	Other Annual Compensation(2)		Shares Underlying Options Granted
Nancy T. Chang President and Chief Executive Officer	2005 2004 2003	$463,202 441,827 428,752	$147,666 125,000 64,000	— — —		80,000 45,000 50,000	$9,356 6,677 6,545
Katie-Pat Bowman Vice President, General Counsel and Secretary	2005 2004 2003	205,583 200,613 196,418	44,018 40,000 16,000	— — —		25,000 18,000 15,000	5,999 5,632 5,515
Ed Hu Vice President, Operations	2005 2004 2003	192,088 154,053 142,425	38,946 34,000 13,600	— 15,625 17,348	(4) (4)	35,000 25,000 10,000	5,400 5,306 5,235
Danong Chen Vice President—Corporate Development and Project Management	2005 2004 2003	180,706 142,409 130,501	36,864 28,481 6,632	— 40,531 —	(5)	35,000 17,500 5,000	4,499 5,282 5,212
Gregory P. Guidroz Vice President, Finance	2005 2004 2003	169,354 156,791 152,005	33,563 30,000 16,000	— — —		20,000 15,000 30,000	5,798 5,728 5,585

(1)	Effective February 1, 2006, Dr. Chang became the Chairman of the Board, Mr. Hu was promoted to Senior Vice President and Chief Operating Officer, and Dr. Chen was promoted to President and Chief Executive Officer.

(2)	The total incremental cost for perquisites and other personal benefits to any named executive officer did not exceed $50,000 or 10% of such officer’s combined salary and bonus during the year.

(3)	2005 amounts consist of: matching contributions of $5,000 made pursuant to our 401(k) plan for each of the named executive officers, and premiums paid for group term life insurance of $4,356, $999, $400, $374 and $798 on behalf of Dr. Chang, Ms. Bowman, Mr. Hu, Dr. Chen and Mr. Guidroz, respectively.

(4)	Represents that portion of a contingent bonus, paid in connection with Mr. Hu’s hiring, that vested during 2004 and 2003, including a gross-up payment for taxes attributable to related interest forgiven.

(5)	Represents reimbursement for relocation expenses, including a gross-up payment to reimburse her for the estimated taxes attributable to the relocation payment.

Option Grants During 2005

Name	Individual Grants (1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2005	Exercise Price ($/share)	Expiration Date	5% ($)	10% ($)
N. Chang	80,000	10.36	11.65	2/16/2015	586,130	1,485,368
K. Bowman	25,000	3.24	11.65	2/16/2015	183,166	464,177
E. Hu	35,000	4.53	11.65	2/16/2015	256,432	649,848
D. Chen	35,000	4.53	11.65	2/16/2015	256,432	649,848
G. Guidroz	20,000	2.59	11.65	2/16/2015	146,532	371,342

(1)	All options shown in the table have a term of ten years, subject to earlier termination if the optionee ceases employment with the Company or an affiliate. The options vest 25% after one year and 1/48 each month thereafter so that the options are fully vested after four years. The vesting will be automatically accelerated in the event of a change in control as defined in the option agreements.

Aggregated Option Exercises in 2005 and Values at December 31, 2005

	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options At December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
N. Chang	—	—	371,988	158,812	$2,557,196	$678,700
K. Bowman	—	—	105,249	57,751	73,170	208,330
E. Hu	—	—	71,457	57,543	38,420	220,240
D. Chen	—	—	14,820	52,280	27,228	200,738
G. Guidroz	—	—	18,874	46,126	99,720	243,980

(1)	Value of unexercised in-the-money options is based on a value of $16.37 per share, the fair market value on December 31, 2005 of a share of common stock as defined in our stock option plans, less the exercise price of the option.

Equity Compensation Plan Information

The following table summarizes information regarding the number of shares of our common stock that may be issued under options, warrants and rights that have been granted or may be granted under our equity plans as of the close of business on December 31, 2005.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	2,401,309	$14.84	5,875,464
Equity compensation plans not approved by stockholders	—	—	—
Total	2,401,309	14.84	5,875,464

COMPENSATION COMMITTEE REPORT

This report on executive compensation is provided by the Compensation Committee of the Board of Directors to assist stockholders in understanding its objectives and procedures in establishing the compensation of the Company’s executive officers. The report describes the bases on which compensation determinations were made by the Compensation Committee for 2005. All members of the compensation committee are non-employee directors. In making its determinations, the Committee relied on independent surveys and public disclosures of executive compensation of twenty-one peer biotechnology companies and advice of an independent compensation consultant retained by the Committee. The company Human Resources staff provides additional counsel, data and analysis as requested by the Compensation Committee.

Compensation Philosophy

Tanox’s compensation philosophy is guided by the following principles approved by the Compensation Committee:

•	Attract, retain and motivate talented executives responsible for the success of the organization

•	Provide compensation to executives that is externally competitive, internally equitable and performance-based

•	Provide affordable levels of compensation for each executive in exchange for expected levels of performance and results

•	Ensure total compensation levels are reflective of company performance

Key Elements of Executive Compensation

Each executive officer’s compensation is reviewed on an annual basis and comprises three components: base pay, annual bonus, and stock options. Executive officers also participate in all other Tanox employee benefits program, including health and Section 401(k) plans.

Base Salary

Salary levels are largely determined through comparison with peer biotech companies of similar headcount and market capitalization. Actual salaries are based on individual performance contributions within a competitive salary range for each position that is established through evaluation of responsibilities and market comparisons. The Compensation Committee reviews salaries on an annual basis. At such time, the Compensation Committee may change each executive officer’s salary based on the individual’s performance over the prior twelve months. The base salary of individuals who were promoted to executive officer positions during 2005 was adjusted accordingly at the time of the promotion. In 2005, certain executive officers received mid-year base salary adjustments to more closely align the salaries to market levels and for retention purposes.

Annual bonus

Tanox’s executive officers, along with all other regular employees, are eligible to participate in a company wide annual bonus program that is based on the achievement of corporate and individual objectives established at the beginning of the year. The Compensation Committee establishes a target bonus percentage of base salary for all executive officers, which in 2005 was based on an analysis of the twenty-one peer companies conducted by the compensation consultant. For 2005, the CEO had a target bonus equal to 40% of her 2005 salary. All other named executive officers had a target bonus equal to 25% of his or her 2005 salary, and were awarded bonuses ranging from 17% to 20% of their 2005 salaries, or an average of 75% of their target bonuses. For 2005, the CEO’s annual performance bonus was determined entirely based on performance against corporate goals, and other executive officers’ bonuses were determined based on performance against a combination of corporate goals and individual objectives. Actual bonuses paid to executive officers for 2005 were lower than the target levels primarily as a result of inconclusive results from a pre-clinical study and missing the target date for having the San Diego manufacturing facility fully recommissioned. In addition to the performance bonuses, those executive officers who did not receive salary adjustments in connection with the mid-year compensation review were awarded small cash bonuses.

Stock Options

The Compensation Committee believes that an important goal of Tanox’s executive compensation program is to reinforce a sense of ownership and link executive and shareholder interests by providing opportunities to acquire equity in the Company through stock options. Long-term incentive compensation is achieved by granting stock options to executives under Tanox’s 1997 Stock Plan (the “Plan”). The Plan allows for the grant of stock options, stock appreciation rights, performance units and stock awards to employees, advisors and consultants of Tanox.

In awarding stock options to our executive officers, including our CEO, on an annual basis, the Committee considers the following factors: retention, individual performance and overall contribution, the total number of shares in the award pool and an analysis of stock option awards made by a peer group of 21 biotechnology companies. The Committee also considers the recommendations from the independent compensation consultant and, in the case of grants to the other executive officers, the CEO, to determine the level of stock options to be awarded to the executive officers. In line with the comparative data received, the options granted to executive officers in 2005 vest 25% after one year and 1/48th per month thereafter so that they are fully vested after four years.

Compensation of the Chief Executive Officer

In setting the 2005 overall compensation for Tanox’s President and Chief Executive Officer, the Committee considered her performance during 2005 and recommendations from the independent compensation consultant, based on analysis of the peer group of 21 biotechnology companies.

Effective February 1, 2005, the CEO’s annual base salary was increased 5% from $442,902 to $465,047. The Committee awarded her a performance bonus of $142,666 for 2005. This bonus was determined by the achievement of 77% of established corporate objectives. Dr. Chang also received a $5,000 bonus in connection with the 2005 mid-year compensation review. Consistent with the stock option program discussed above, during 2005 the CEO was granted options to acquire 80,000 shares of common stock.

Deductibility of executive compensation.

The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by Tanox to each of its executive officers is expected to be below $1 million and the Committee believes that equity awards granted under the Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to Tanox with respect to the compensation of its executive officers. It is the Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, Tanox may from time to time pay compensation to its executive officers that may not be deductible.

The Committee feels confident that these executive compensation policies and programs align with our compensation philosophy and serve the interests of stockholders and Tanox effectively.

The Compensation Committee of the Board of Directors

Osama I. Mikhail (Chairman during 2005)

Julia R. Brown

Tse Wen Chang

Peter G. Traber

STOCK PERFORMANCE GRAPH

The following performance graph compares the cumulative stockholder return on the common stock of Tanox to the cumulative total return of the Nasdaq Stock Market-U.S. Index and the Nasdaq Biotechnology Index for the five years ended December 31, 2005. The graph assumes that the value of the investment in the common stock and each index was $100 at the initial point of each graph and that all dividends were reinvested.

Cumulative Total Returns

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Tanox	$100.00	$47.22	$23.09	$37.89	$38.79	$41.77
NASDAQ Stock Market-U.S.	$100.00	$79.57	$56.48	$84.08	$91.61	$93.72
NASDAQ Biotechnology Index	$100.00	$80.72	$44.83	$62.82	$65.43	$83.51

FUTURE STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS

AND STOCKHOLDER COMMUNICATIONS

Advance Notice Required for Stockholder Nominations and Proposals at the 2006 Annual Meeting

Our By-laws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. If a stockholder wishes to nominate a candidate for director at the 2006 Annual Meeting, he or she must deliver written notice to Tanox’s Corporate Secretary at 10555 Stella Link Road, Houston, Texas 77025, no later than May 14, 2006 (10 days after the date this proxy statement is first mailed). The written notice must set forth for the proposed nominee: (a) his/her name, age, business address and residence address; (b) his/her principal occupation or employment; (c) the number of shares of common stock of Tanox beneficially owned by such person; (d) the written consent of such person to have her/her name placed in nomination at the meeting and to serve as a director if elected; and (e) any other information relating to such stockholder that would be required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A promulgated under the Exchange Act (Regulation 14A). The stockholder proposing the nomination must also include in the notice its name and address, as they appear on Tanox’s books, and the number of shares of common stock that are then beneficially owned by such stockholder.

If a stockholder wishes to bring other business before the 2006 Annual Meeting, the stockholder must deliver written notice to the Corporate Secretary at its executive offices not later than May 14, 2006, setting forth (a) a brief description of the business desired to be brought and the reasons for conducting such business at the annual meeting; (b) the name and record address of such stockholder; (c) the number of shares of Tanox common stock beneficially owned by such stockholder; (d) any material interest of the stockholder in the business proposed; and (e) any other information required to be provided by the stockholder under Regulation 14A.

Business timely submitted by a stockholder in accordance with the foregoing procedures will be considered at the 2006 Annual Meeting, unless the Board of Directors determines, to the extent allowed by law, that the proposed business should not be conducted at the annual meeting.

Stockholder Proposals for the 2007 Annual Meeting

If you wish to submit a stockholder proposal for inclusion in our proxy statement and form of proxy for the 2007 Annual Meeting of Tanox stockholders, we must receive it at our executive offices, 10555 Stella Link Road, Houston, Texas 77025, to the attention of the Corporate Secretary, not later than January 4, 2007.

Stockholder Communications with the Board of Directors

Our Board of Directors welcomes communications from Tanox stockholders. You may direct your communications to the Corporate Secretary, Tanox, Inc., 10555 Stella Link Road, Houston, Texas 77025, who will review it to determine proper handling. Any comments or complaints relating to our accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.

APPENDIX A

AMENDMENT NO. 3

TO

2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

THIS AMENDMENT NO. 3 by Tanox, Inc. (the “Company”),

WITNESSETH:

WHEREAS, the Company maintains the Tanox, Inc. 2000 Non-Employee Directors’ Stock Option Plan, as amended by Amendment No. 1 thereto dated May 16, 2001 and Amendment No. 2 thereto dated February 13, 2004 (the “Plan”); and

WHEREAS, the Company retained the right in Section 12 of the Plan for the Board of Directors of the Company to amend the Plan from time to time; and

WHEREAS, on January 27, 2006, the Board of Directors approved further amending the Plan as set forth below;

NOW, THEREFORE, the Company agrees that, effective January 27, 2006 (the “Amendment 3 Effective Date”), the Plan is amended as follows, subject in all respects to the approval hereof by the stockholders of the Company at the annual meeting of stockholders to be held in 2006:

1. Section 7(e) of the Plan is hereby amended to read as follows in its entirety:

“(e) Exercise Schedule. The Option shall be exercisable as follows:.

(a) Initial Grant. Beginning on the date that is one month following the date of grant, an Initial Grant pursuant to Section 6(a) shall be exercisable with respect to 1/36th of the shares of Common Stock subject to the Option. After the expiration of each succeeding one-month anniversary of the date of grant, the Option shall be exercisable with respect to an additional 1/36th of the shares of Common Stock subject to the Option, so that the Option shall be fully exercisable on the third anniversary of the grant date. To the extent not exercised, installments shall be cumulative and, subject to termination, may be exercised until the Option expires.

(b) Annual Grant. Each Annual Grant pursuant to Section 6(b) shall be fully exercisable with respect to all shares of Common Stock subject to the Option.

2. Section 7(f) of the Plan is hereby amended to read: “(f) Not Used.”

3. Annual Grants that are outstanding on the Amendment 3 Effective Date shall be fully exercisable as of such date.

IN WITNESS WHEREOF, the Company has executed this Amendment this 27th day of January, 2006.

TANOX, INC.

By:	Gregory Guidroz
Name:	Gregory Guidroz
Title:	Vice President—Finance

A-1

AMENDMENT NO. 4

TO

2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

THIS AMENDMENT NO. 4 by Tanox, Inc. (the “Company”),

WITNESSETH:

WHEREAS, the Company maintains the Tanox, Inc. 2000 Non-Employee Directors’ Stock Option Plan, as amended by Amendment No. 1 thereto dated May 16, 2001, Amendment No. 2 thereto dated February 13, 2004, and Amendment No. 3 thereto dated January 27, 2006 (the “Plan”); and

WHEREAS, the Company retained the right in Section 12 of the Plan for the Board of Directors of the Company to amend the Plan from time to time; and

WHEREAS, on April 28, 2006, the Board of Directors approved further amending the Plan as set forth below;

NOW, THEREFORE, the Company agrees that, effective April 17, 2006 (the “Amendment 4 Effective Date”), the Plan is amended as follows, subject in all respects to the approval hereof by the stockholders of the Company at the annual meeting of stockholders to be held in 2006:

1. Section 1(h) of the Plan is hereby amended to read as follows in its entirety:

“(h) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for these services. The term “Consultant” shall not include Directors who are merely paid a director’s fee by the Company for their services as Directors.

2. Section 1(q) of the Plan is hereby amended to read as follows in its entirety:

“(q) “Non-Employee Director” means a Director who is not an Employee or Consultant.”

IN WITNESS WHEREOF, the Company has executed this Amendment this 28th day of April, 2006.

TANOX, INC.

By:	Gregory Guidroz
Name:	Gregory Guidroz
Title:	Vice President—Finance

A-2

TANOX INC.

ANNUAL MEETING OF STOCKHOLDERS – JUNE 2, 2006

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Danong Chen and Katie-Pat Bowman as proxies, each with the power to appoint her substitute, and authorizes each of them to represent and vote all shares of Common Stock of Tanox, Inc. held of record by the undersigned on April 12, 2006, at the Annual Meeting of Stockholders to be held on June 2, 2006, and at any adjournments thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

TANOX, INC.

June 2, 2006

Please date, sign and mail your proxy card in the

envelope provided as soon as possible.

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

PROPOSAL 1. ELECTION OF DIRECTORS

NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2009
☐	FOR ALL NOMINEES	☐	Nancy T. Chang
		☐	Danong Chen
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	Julia R. Brown
		☐	Gary E. Frashier
☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

		FOR	AGAINST	ABSTAIN
PROPOSAL 2.	TO APPROVE AMENDMENTS TO THE 2000 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN.	☐	☐	☐

PROPOSAL 3.	TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 2006.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

Unless otherwise specified, this Proxy will be voted “FOR” the Nominees proposed by the Board of Directors, “FOR” approval of the amendments to the 2000 Non-Employee Directors’ Stock Option Plan, and “FOR” the ratification of the selection of independent auditors and in the discretion of the persons named as Proxies on all other matters which may properly come before the Annual Meeting or any adjournments thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

IMPORTANT

PLEASE MARK, SIGN BELOW, DATE, AND RETURN THIS

PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please mark here if you plan to attend the

2006 Annual Meeting of Stockholders.  ☐

Signature of Stockholder	Date

Signature of Stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.